Exhibit 3.1

ARTICLES OF INCORPORATION

OF

GREAT AMERICAN BANCORP

ONE:                                                                    The name of this Corporation is Great American Bancorp.

TWO:                                                               The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporations Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

THREE:                                                      The name and address in this State of this Corporation’s initial agent for service of process is:

Gary M. Horgan, Esq.

2029 Century Park East, Suite 1700

Los Angeles, California 90067

FOUR:                                                            This Corporation is authorized to issue one class of shares of stock; the total number of said shares is five million (5,000,000).

Dated:	February 18, 1981

/s/ Susan L. Oder
Susan L. Oder, Incorporator

I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

/s/ Susan L. Oder

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

JACK SWEENEY AND GARY HORGAN certify that:

1.                                       They are the Chairman of the Board and Chief Executive Officer, and the Assistant Secretary, respectively, of Great American Bancorp, a California corporation.

2.                                       Article FOUR of the Articles of Incorporation of this Corporation is amended to read as follows:

“This Corporation is authorized to issue one class of shares of stock; the total number of said shares is fifty million (50,000,000).”

3.                                       The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4.                                       The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code.  The total number of outstanding shares of the Corporation is 100.  The number of shares voting in favor of the amendment equaled or exceeded the vote required.  The percentage vote was more than 50%.

/s/ Jack Sweeney
Jack Sweeney
Chairman of the Board and
Chief Executive Officer

/s/ Gary M. Horgan
Gary M. Horgan
Assistant Secretary

The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge.  Executed at Los Angeles, California on September 21, 1981.

/s/ Jack Sweeney
Jack Sweeney

/s/ Gary Horgan
Gary Horgan

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

JACK A. SWEENEY and THOMAS MCCULLOUGH certify that:

1.                                       They are the Chairman of the Board and Chief Executive Officer, and the Assistant Secretary, respectively, of Great American Bancorp, a California corporation.

2.                                     Article ONE of the Articles of Incorporation of this Corporation is amended to read as follows:

“The name of this Corporation is First Regional Bancorp.”

3.                                       The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4.                                       The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code.  The total number of outstanding shares of the Corporation is 2,154,800.  The number of shares voting in favor of the amendment equaled or exceeded the vote required.  The percentage vote was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Dated: November 24, 1987

/s/ Jack A. Sweeney
Jack A. Sweeney, Chairman of the Board and Chief Executive Officer

/s/ Thomas McCullough
Thomas McCullough, Assistant Secretary